Exhibit 23(b)
                   CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report, dated January 30,
1998, relating to the financial statements of Gainesville Bank & Trust, contained in the annual report of Form F-2 filed with the Federal Deposit Insurance Corporation for the year ended December 31, 1997, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                              MAUDLIN & JENKINS, LLC



                              /s/ Maudlin & Jenkins, LLC


Atlanta, Georgia
September 24, 1998